Exhibit 99.1

E*TRADE FINANCIAL Corporation Announces Third Quarter 2008 Results

Third Quarter Results

  Total Net Revenue of $378 million
  $518 million in Provision for Loan Losses
  Net Loss of $50.5 million, or $0.09 per share ($0.60 loss per share from continuing operations)

Customer Metrics

  Daily Average Revenue Trades (DARTs) of 184,000, up 7% from Q208
  Opened 215,000 gross new accounts with 41,000 net new accounts, up from 30,000 net new accounts last quarter
  Total customer cash and deposits of $33.4 billion, down 1% from Q208
  Net new customer asset flows of $800 million
  Record end of period retail accounts of 4.4 million, up 1% from Q208 and 4% from the previous year

Corporate Metrics

  Received proceeds of approximately $660 million for non-core asset sales, resulting in a pre-tax gain of $450 million
  Ended the quarter with Bank excess risk-based capital (excess to the regulatory well-capitalized threshold) of approximately $516 million, and corporate cash of $665 million
  Bank Tier-1 and risk-based capital ratios of 6.3%(1) and 11.9%, respectively

NEW YORK--(BUSINESS WIRE)--October 21, 2008--E*TRADE FINANCIAL Corporation (NASDAQ: ETFC) today announced results for its third quarter ended September 30, 2008, reporting a net loss of $50.5 million, or $0.09 per share ($0.60 loss per share from continuing operations), compared to a net loss of $94.6 million, or $0.19 per share, in the prior quarter and a net loss of $58.4 million, or $0.14 per share, a year ago.

Third quarter daily average revenue trades, usually seasonally low, were up 7% over last quarter, mainly due to the volatility of markets in September. Similarly, net new accounts were 41,000 and customer asset flows continued to be positive with $800 million of net inflows during the quarter. Margin loans, however, decreased as a result of declining markets and customer deleveraging.

“This quarter E*TRADE demonstrated both the strength of its customer franchise and the depth of its capital plan, even in the face of extraordinary market volatility and economic uncertainty,” said Donald H. Layton, Chairman and Chief Executive Officer, E*TRADE FINANCIAL Corporation. “We absorbed significant credit costs while generating the capital and liquidity to maintain substantial cushions of both.”

During the third quarter, the Company realized gains from previously announced non-core asset sales, resulting in net proceeds of approximately $660 million.

  The sale of the Company’s Canadian business to Scotiabank resulted in proceeds of approximately $515 million, and a pre-tax gain of $428 million.
  The sale of the Company’s equity stake in IL&FS Investsmart to HSBC resulted in proceeds of approximately $145 million, and a pre-tax gain of $22 million.

Provision for loan losses of $518 million increased by $199 million quarter over quarter, driven primarily by higher expectations for future charge-offs. Total allowance for loan losses increased $238 million to $874 million or 3.3% of gross loans receivable. The Company increased its allowance for loan losses across all three categories of its loan portfolio. “Upon completion of our previously announced special credit review in the third quarter, we have revised our forward-looking path of charge-offs in the Home Equity portfolio to be higher than we previously estimated,” said Layton. The Company increased its three-year 2008-2010 cumulative loss assumption for home equity by approximately 20% from its previous $1.5 billion estimate.

As previously disclosed, during the third quarter, the Company completed the liquidation of its long-standing investment in preferred shares of Fannie Mae and Freddie Mac, realizing a total pre-tax loss of $154 million net of hedges on a June 30th investment value of $330 million.

The Company continued to make progress during the third quarter in reducing risk and strengthening its balance sheet, shrinking total loans by $1.2 billion or more than $6.0 billion from a year ago. In addition, undrawn home equity lines have been reduced from more than $7 billion last year to approximately $3 billion as of the end of September.

At the end of the third quarter the Company down-streamed $250 million of preferred equity to the Bank to help bolster the Bank’s capital position. The Company reported excess risk-based capital at the Bank of approximately $516 million.

The Company estimates that provision expense has peaked in the third quarter and that charge-offs will begin to improve in 2009. While the Company continues to make progress toward returning to profitability, it does not expect to report a quarterly profit in the fourth quarter of 2008.

Emergency Economic Stabilization Act of 2008

  With the recent FDIC increase in deposit insurance levels, the Company estimates total uninsured bank customer deposits to be $1.4 billion as of the end of the third quarter, down sharply from $4.3 billion for the second quarter. This change means that approximately 95% of bank customer deposits are covered by FDIC insurance.
  The Company has determined that it is eligible for the government’s Capital Purchase Program and will be following up with the appropriate governmental agencies.

Historical monthly metrics from September 2004 to September 2008 can be found on the E*TRADE FINANCIAL Investor Relations site at https://investor.etrade.com.

The Company will host a conference call to discuss results beginning at 5:00 p.m. (EDT) today. This conference call will be available to domestic participants by dialing 800-683-1525 and 973-872-3197 for international participants. The conference ID number is 67767152. A live audio webcast and replay of this conference call will also be accessible at https://investor.etrade.com.

About E*TRADE FINANCIAL

The E*TRADE FINANCIAL family of companies provides financial services including trading, investing and banking for retail and institutional customers. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notice

E*TRADE FINANCIAL, E*TRADE and the E*TRADE logo are trademarks or registered trademarks of E*TRADE FINANCIAL Corporation. The statements contained in this news release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, changes in market activity, anticipated increases in the rate of new customer acquisition, the conversion of new visitors to the site to customers, the activity of customers and assets held at the institution, seasonality, macro trends of the economy in general and the residential real estate market, instability in the consumer credit markets and credit trends, rising mortgage interest rates, tighter mortgage lending guidelines across the industry, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the development and enhancement of products and services, competitive pressures (including price competition), system failures, economic and political conditions, changes in consumer behavior and the introduction of competing products having technological and/or other advantages. Further information about these risks and uncertainties can be found in the information included in the annual reports previously filed by E*TRADE FINANCIAL Corporation with the SEC on Form 10-K (including information under the caption “Risk Factors”) and quarterly reports on Form 10-Q.

© 2008 E*TRADE FINANCIAL Corporation. All rights reserved.

FINANCIAL STATEMENTS

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007

Revenue:
Operating interest income	$604,071	$938,979	$1,929,736	$2,654,364
Operating interest expense	(279,297)	(527,537)	(935,827)	(1,449,694)
Net operating interest income	324,774	411,442	993,909	1,204,670
Commission	129,513	180,622	374,003	495,108
Fees and service charges	49,612	57,838	155,515	171,272
Principal transactions	20,664	20,734	59,546	77,743
Loss on loans and securities, net	(159,799)	(201,130)	(184,073)	(188,896)
Other revenue	12,968	12,614	40,263	33,262
Total non-interest income	52,958	70,678	445,254	588,489
Total net revenue	377,732	482,120	1,439,163	1,793,159
Provision for loan losses	517,800	186,536	1,070,792	237,767
Operating expense:
Compensation and benefits	83,644	110,092	302,854	335,476
Clearing and servicing	46,105	74,809	137,112	208,449
Advertising and market development	30,381	25,190	130,566	100,131
Communications	23,029	25,254	72,623	72,928
Professional services	16,862	19,252	66,256	64,903
Depreciation and amortization	20,569	21,618	62,607	60,045
Occupancy and equipment	20,470	21,143	62,666	63,369
Amortization of other intangibles	7,937	10,485	27,982	30,940
Facility restructuring and other exit activities	5,526	5,037	28,525	3,115
Other	41,367	42,599	77,575	144,709
Total operating expense	295,890	355,479	968,766	1,084,065
Income (loss) before other income (expense), income taxes and discontinued operations	(435,958)	(59,895)	(600,395)	471,327
Other income (expense):
Corporate interest income	1,387	1,018	5,619	3,724
Corporate interest expense	(88,772)	(37,365)	(274,262)	(113,022)
Gain (loss) on sales of investments, net	(213)	(18)	307	37,005
Gain (loss) on early extinguishment of debt	-	(37)	10,084	(6)
Equity in income (loss) of investments and venture funds	21,965	(741)	25,070	6,514
Total other income (expense)	(65,633)	(37,143)	(233,182)	(65,785)
Income (loss) before income taxes and discontinued operations	(501,591)	(97,038)	(833,577)	405,542
Income tax expense (benefit)	(180,802)	(38,206)	(300,418)	136,192
Net income (loss) from continuing operations	(320,789)	(58,832)	(533,159)	269,350
Discontinued operations, net of tax:
Income from discontinued operations	2,178	384	28,796	741
Gain on disposal of discontinued operations	268,136	-	268,136	-
Income from discontinued operations, net of tax	270,314	384	296,932	741
Net income (loss)	$(50,475)	$(58,448)	$(236,227)	$270,091

Basic earnings (loss) per share from continuing operations	$(0.60)	$(0.14)	$(1.07)	$0.64
Basic earnings per share from discontinued operations	0.51	0.00	0.59	0.00
Basic net earnings (loss) per share	$(0.09)	$(0.14)	$(0.48)	$0.64

Diluted earnings (loss) per share from continuing operations	$(0.60)	$(0.14)	$(1.07)	$0.62
Diluted earnings per share from discontinued operations	0.51	0.00	0.59	0.00
Diluted net earnings (loss) per share	$(0.09)	$(0.14)	$(0.48)	$0.62
Shares used in computation of per share data:
Basic	536,521	420,964	496,842	422,676
Diluted(2)	536,521	420,964	496,842	433,776

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Statement of Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 30,	June 30,	September 30,
	2008	2008	2007
Revenue:
Operating interest income	$604,071	$626,074	$938,979
Operating interest expense	(279,297)	(283,310)	(527,537)
Net operating interest income	324,774	342,764	411,442
Commission	129,513	122,235	180,622
Fees and service charges	49,612	50,962	57,838
Principal transactions	20,664	18,392	20,734
Loss on loans and securities, net	(159,799)	(15,707)	(201,130)
Other revenue	12,968	13,691	12,614
Total non-interest income	52,958	189,573	70,678
Total net revenue	377,732	532,337	482,120
Provision for loan losses	517,800	319,121	186,536
Operating expense:
Compensation and benefits	83,644	96,082	110,092
Clearing and servicing	46,105	46,122	74,809
Advertising and market development	30,381	42,737	25,190
Communications	23,029	24,500	25,254
Professional services	16,862	25,749	19,252
Depreciation and amortization	20,569	20,385	21,618
Occupancy and equipment	20,470	21,698	21,143
Amortization of other intangibles	7,937	9,135	10,485
Facility restructuring and other exit activities	5,526	12,433	5,037
Other	41,367	19,702	42,599
Total operating expense	295,890	318,543	355,479
Loss before other income (expense), income taxes and discontinued operations	(435,958)	(105,327)	(59,895)
Other income (expense):
Corporate interest income	1,387	1,806	1,018
Corporate interest expense	(88,772)	(90,249)	(37,365)
Gain (loss) on sales of investments, net	(213)	18	(18)
Gain (loss) on early extinguishment of debt	-	12,935	(37)
Equity in income (loss) of investments and venture funds	21,965	(1,594)	(741)
Total other income (expense)	(65,633)	(77,084)	(37,143)
Loss before income taxes and discontinued operations	(501,591)	(182,411)	(97,038)
Income tax benefit	(180,802)	(62,968)	(38,206)
Loss from continuing operations	(320,789)	(119,443)	(58,832)
Discontinued operations, net of tax:
Income from discontinued operations	2,178	24,884	384
Gain on disposal of discontinued operations	268,136	-	-
Income from discontinued operations, net of tax	270,314	24,884	384
Net loss	$(50,475)	$(94,559)	$(58,448)

Basic loss per share from continuing operations	$(0.60)	$(0.24)	$(0.14)
Basic earnings per share from discontinued operations	0.51	0.05	0.00
Basic net loss per share	$(0.09)	$(0.19)	$(0.14)

Diluted loss per share from continuing operations	$(0.60)	$(0.24)	$(0.14)
Diluted earnings per share from discontinued operations	0.51	0.05	0.00
Diluted net loss per share	$(0.09)	$(0.19)	$(0.14)
Shares used in computation of per share data:
Basic	536,521	492,712	420,964
Diluted(2)	536,521	492,712	420,964

E*TRADE FINANCIAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheet
(In thousands, except share amounts)
(Unaudited)

	September 30,	December 31,
	2008	2007
ASSETS
Cash and equivalents	$3,019,259	$1,778,244
Cash and investments required to be segregated under federal or other regulations	116,689	334,831
Trading securities	50,968	130,018
Available-for-sale mortgage-backed and investment securities	9,620,473	11,255,048
Margin receivables	5,619,593	7,179,175
Loans, net	25,543,121	30,139,382
Investment in Federal Home Loan Bank stock	200,892	338,585
Property and equipment, net	314,059	355,433
Goodwill	1,938,325	1,933,368
Other intangibles, net	393,889	430,007
Other assets	2,887,756	2,971,846
Total assets	$49,705,024	$56,845,937

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$26,615,589	$25,884,755
Securities sold under agreements to repurchase	7,062,139	8,932,693
Customer payables	4,363,885	5,514,675
Other borrowings	4,403,637	7,446,504
Corporate debt	3,054,299	3,022,698
Accounts payable, accrued and other liabilities	1,668,346	3,215,547
Total liabilities	47,167,895	54,016,872

Shareholders' equity:

Common stock, $0.01 par value, shares authorized: 1,200,000,000 at
 September 30, 2008 and 600,000,000 at December 31, 2007; shares issued and outstanding: 537,792,129 at September 30, 2008 and 460,897,875 at
    December 31, 2007

	5,378	4,609
Additional paid-in-capital	3,612,297	3,463,220
Accumulated deficit	(570,204)	(247,368)
Accumulated other comprehensive loss	(510,342)	(391,396)
Total shareholders' equity	2,537,129	2,829,065
Total liabilities and shareholders' equity	$49,705,024	$56,845,937

SEGMENT REPORTING
	Three Months Ended September 30, 2008
	Retail	Institutional	Eliminations(3)	Total
Revenue:	(In thousands)
Operating interest income	$392,538	$511,517	$(299,984)	$604,071
Operating interest expense	(175,562)	(403,721)	299,986	(279,297)
Net operating interest income	216,976	107,796	2	324,774
Commission	129,459	54	-	129,513
Fees and service charges	50,420	1,704	(2,512)	49,612
Principal transactions	-	20,664	-	20,664
Loss on loans and securities, net	(37)	(159,762)	-	(159,799)
Other revenue	9,318	3,665	(15)	12,968
Total non-interest income	189,160	(133,675)	(2,527)	52,958
Total net revenue	406,136	(25,879)	(2,525)	377,732
Provision for loan losses	-	517,800	-	517,800
Operating expense:
Compensation and benefits	69,736	13,908	-	83,644
Clearing and servicing	19,563	29,067	(2,525)	46,105
Advertising and market development	30,381	-	-	30,381
Communications	22,120	909	-	23,029
Professional services	11,931	4,931	-	16,862
Depreciation and amortization	17,154	3,415	-	20,569
Occupancy and equipment	19,501	969	-	20,470
Amortization of other intangibles	7,545	392	-	7,937
Facility restructuring and other exit activities	4,123	1,403	-	5,526
Other	33,068	8,299	-	41,367
Total operating expense	235,122	63,293	(2,525)	295,890
Segment income (loss)	$171,014	$(606,972)	$-	$(435,958)

	Three Months Ended June 30, 2008
	Retail	Institutional	Eliminations(3)	Total
Revenue:	(In thousands)
Operating interest income	$404,078	$531,841	$(309,845)	$626,074
Operating interest expense	(183,385)	(409,770)	309,845	(283,310)
Net operating interest income	220,693	122,071	-	342,764
Commission	122,124	111	-	122,235
Fees and service charges	50,989	2,451	(2,478)	50,962
Principal transactions	-	18,392	-	18,392
Gain (loss) on loans and securities, net	18	(15,725)	-	(15,707)
Other revenue	10,284	3,420	(13)	13,691
Total non-interest income	183,415	8,649	(2,491)	189,573
Total net revenue	404,108	130,720	(2,491)	532,337
Provision for loan losses	-	319,121	-	319,121
Operating expense:
Compensation and benefits	74,503	21,579	-	96,082
Clearing and servicing	19,966	28,647	(2,491)	46,122
Advertising and market development	42,748	(11)	-	42,737
Communications	23,264	1,236	-	24,500
Professional services	15,423	10,326	-	25,749
Depreciation and amortization	16,430	3,955	-	20,385
Occupancy and equipment	20,492	1,206	-	21,698
Amortization of other intangibles	8,743	392	-	9,135
Facility restructuring and other exit activities	5,725	6,708	-	12,433
Other	6,438	13,264	-	19,702
Total operating expense	233,732	87,302	(2,491)	318,543
Segment income (loss)	$170,376	$(275,703)	$-	$(105,327)

	Three Months Ended September 30, 2007
	Retail	Institutional	Eliminations(3)	Total
Revenue:	(In thousands)
Operating interest income	$525,864	$787,253	$(374,138)	$938,979
Operating interest expense	(273,492)	(628,183)	374,138	(527,537)
Net operating interest income	252,372	159,070	-	411,442
Commission	135,721	44,901	-	180,622
Fees and service charges	56,380	4,045	(2,587)	57,838
Principal transactions	-	20,734	-	20,734
Loss on loans and securities, net	(98)	(201,032)	-	(201,130)
Other revenue	9,810	2,948	(144)	12,614
Total non-interest income	201,813	(128,404)	(2,731)	70,678
Total net revenue	454,185	30,666	(2,731)	482,120
Provision for loan losses	-	186,536	-	186,536
Operating expense:
Compensation and benefits	74,379	35,713	-	110,092
Clearing and servicing	20,481	57,059	(2,731)	74,809
Advertising and market development	25,125	65	-	25,190
Communications	22,471	2,783	-	25,254
Professional services	12,817	6,435	-	19,252
Depreciation and amortization	15,629	5,989	-	21,618
Occupancy and equipment	18,292	2,851	-	21,143
Amortization of other intangibles	9,370	1,115	-	10,485
Facility restructuring and other exit activities	427	4,610	-	5,037
Other	30,849	11,750	-	42,599
Total operating expense	229,840	128,370	(2,731)	355,479
Segment income (loss)	$224,345	$(284,240)	$-	$(59,895)

KEY PERFORMANCE METRICS(4)
Corporate Metrics	Qtr ended 9/30/08	Qtr ended 6/30/08	Qtr ended 9/30/08 vs. 6/30/08	Qtr ended 9/30/07	Qtr ended 9/30/08 vs. 9/30/07

Operating margin %(5)
Consolidated	N.M.	N.M.	N.M.	N.M.	N.M.
Retail	42%	42%	0%	49%	(7)%
Institutional	N.M.	N.M.	N.M.	N.M.	N.M.

Employees	3,108	3,453	(10)%	3,880	(20)%
Consultants and other	196	243	(19)%	229	(14)%
Total headcount	3,304	3,696	(11)%	4,109	(20)%

Revenue per headcount	$114,326	$144,031	(21)%	$117,333	(3)%

Revenue per compensation and benefits dollar	$4.52	$5.54	(18)%	$4.38	3%

Book value per share	$4.72	$4.91	(4)%	$9.69	(51)%
Tangible book value per share	$0.38	$0.42	(10)%	$3.66	(90)%

Free cash ($MM)	$1,183.1	$923.4	28%	$503.5	135%

Enterprise net interest spread (basis points) (6)	263	272	(3)%	265	(1)%
Enterprise interest-earning assets, average ($MM)	$46,618	$47,616	(2)%	$59,024	(21)%

Earnings before interest, taxes, depreciation & amortization ("EBITDA") ($MM)
Net income (loss) from continuing operations	$(320.8)	$(119.4)	169%	$(58.8)	446%
Tax expense (benefit)	(180.8)	(63.0)	187%	(38.2)	373%
Depreciation & amortization	28.5	29.5	(3)%	32.1	(11)%
Corporate interest expense	88.8	90.2	(2)%	37.4	137%
EBITDA	$(384.3)	$(62.7)	513%	$(27.5)	1297%

Interest coverage	(4.3)	(0.7)	514%	(0.7)	514%

Discontinued operations ($MM)
Lending loss, net of tax	$(0.6)	$(4.6)	N.M.	$(5.7)	N.M.
Canada income, net of tax	2.8	5.4	N.M.	6.1	N.M.
Canada gain on sale, net of tax	268.1	-	N.M.	-	N.M.
Canada - benefit of excess tax basis over book basis	-	24.1	N.M.	-	N.M.
Income from discontinued operations, net of tax	$270.3	$24.9	N.M.	$0.4	N.M.

Bank earnings before taxes and before credit losses ($MM)(7)	$188.5	$203.9	(8)%	$225.0	(16)%

Retail Metrics

Trading days	63.5	64.0	N.M.	62.5	N.M.

DARTs
U.S.	161,257	151,102	7%	161,459	0%
International	22,434	21,212	6%	23,952	(6)%
DARTs from continuing operations	183,691	172,314	7%	185,411	(1)%
DARTs from discontinued operations	-	-	N.M.	8,974	N.M.
Total DARTs	183,691	172,314	7%	194,385	(6)%

Total trades from continuing operations (MM)	11.7	11.0	6%	11.6	1%
Total trades from discontinued operations (MM)	-	-	N.M.	0.5	N.M.
Total trades (MM)	11.7	11.0	6%	12.1	(3)%

Average commission per trade from continuing operations	$11.10	$11.07	0%	$11.71	(5)%
Average commission per trade from discontinued operations	-	-	N.M.	11.71	N.M.
Total average commission per trade	$11.10	$11.07	0%	$11.71	(5)%

End of period margin debt from continuing operations ($B)	$5.65	$7.15	(21)%	$7.38	(23)%
End of period margin debt from discontinued operations ($B)	-	-	N.M.	0.25	N.M.
Total end of period margin debt ($B)	$5.65	$7.15	(21)%	$7.63	(26)%

Average margin debt from continuing operations ($B)	$6.45	$6.86	(6)%	$7.45	(13)%
Average margin debt from discontinued operations ($B)	-	-	N.M.	0.26	N.M.
Total average margin debt ($B)	$6.45	$6.86	(6)%	$7.71	(16)%

Gross new investing / trading accounts	156,669	175,472	(11)%	163,478	(4)%
Gross new deposit/lending accounts	58,672	56,211	4%	94,174	(38)%
Closed accounts	(174,453)	(201,794)	(14)%	(182,163)	(4)%
Net new accounts from continuing operations	40,888	29,889	37%	75,489	(46)%
Net new accounts from discontinued operations	-	-	N.M.	(13,314)	N.M.
Net new accounts	40,888	29,889	37%	62,175	(34)%

End of period investing / trading accounts	3,540,164	3,519,378	1%	3,545,816	0%
End of period deposit/lending accounts	896,061	875,959	2%	728,885	23%
End of period accounts from continuing operations	4,436,225	4,395,337	1%	4,274,701	4%
End of period accounts from discontinued operations	-	-	N.M.	434,694	N.M.
End of period total accounts	4,436,225	4,395,337	1%	4,709,395	(6)%

Account Segmentation Detail
Retail accounts within target segment(8)	898,367	935,730	(4)%	972,904	(8)%
Other retail accounts(9)	2,517,796	2,440,794	3%	2,248,086	12%
Corporate Services accounts	1,020,062	1,018,813	0%	1,053,711	(3)%
End of period accounts from continuing operations	4,436,225	4,395,337	1%	4,274,701	4%
End of period accounts from discontinued operations	-	-	N.M.	434,694	N.M.
End of period total accounts	4,436,225	4,395,337	1%	4,709,395	(6)%

Net new customers from continuing operations	26,624	21,597	N.M.	25,178	N.M.
Net new customers from discontinued operations and other (10)	-	(536,954)	N.M.	2,243	N.M.
Total net new customers (10)	26,624	(515,357)	N.M.	27,421	N.M.
End of period total customers (10)	3,131,924	3,105,300	1%	3,555,682	(12)%

End of period assets per customer	$45,399	$52,172	(13)%	$61,320	(26)%
Consolidated net revenue per customer	$121	$171	(29)%	$136	(11)%
Consolidated segment income (loss) per customer	$(139)	$(34)	309%	$(17)	719%
Products per customer (11)	2.4	2.4	0%	2.1	14%

Customer Assets ($B)
Security holdings	$91.0	$105.9	(14)%	$138.5	(34)%
Customer payables (cash)(12)	4.4	4.4	0%	6.0	(27)%
Customer cash balances held by third parties	3.2	3.2	0%	4.0	(20)%
Unexercised Corporate Services customer options (vested)	17.8	22.4	(21)%	36.0	(51)%
Customer assets in investing / trading accounts	116.4	135.9	(14)%	184.5	(37)%
Sweep deposit accounts	10.1	9.8	3%	11.5	(12)%
Savings and transaction accounts	12.9	13.0	(1)%	12.8	1%
CDs	2.8	3.3	(15)%	4.3	(35)%
Customer assets in deposit accounts	25.8	26.1	(1)%	28.6	(10)%
Customer assets from continuing operations	142.2	162.0	(12)%	213.1	(33)%
Customer assets from discontinued operations	-	-	N.M.	4.9	N.M.
Total customer assets	$142.2	$162.0	(12)%	$218.0	(35)%

Net new customer assets from continuing operations ($B)(13)	$0.8	$1.8	N.M.	$1.1	N.M.
Net new customer assets from discontinued operations and other ($B)(13)	-	(0.9)	N.M.	-	N.M.
Total net new customer assets ($B)(13)	$0.8	$0.9	N.M.	$1.1	N.M.

Brokerage related cash ($B)	$17.7	$17.4	2%	$21.5	(18)%
Other customer cash and deposits ($B)	15.7	16.3	(4)%	17.1	(8)%
Total customer cash and deposits from continuing operations ($B)	33.4	33.7	(1)%	38.6	(13)%
Total customer cash and deposits from discontinued operations ($B)	-	-	N.M.	1.0	N.M.
Total customer cash and deposits ($B)	$33.4	$33.7	(1)%	$39.6	(16)%

Unexercised Corporate Services client options (unvested) ($B)	$17.2	$21.5	(20)%	$27.2	(37)%

Institutional Metrics

Market Making
Equity shares traded (MM)	43,784	36,999	18%	46,389	(6)%
Average revenue capture per 1,000 equity shares	$0.465	$0.466	0%	$0.415	12%
% of Bulletin Board equity shares to total equity shares	88.6%	88.2%	0%	88.9%	0%

Capital Ratios
Tier 1 Capital Ratio(1)(14)	6.34%	6.67%	(0.33)%	5.88%	0.46%
Risk Weighted Capital Ratio(14)	11.90%	12.17%	(0.27)%	10.55%	1.35%
E* TRADE Bank excess risk-based capital ($MM)(14)	$515.6	$622.3	(17)%	$192.6	168%

Loans receivable($MM)
Average loans receivable	$26,927	$28,211	(5)%	$32,272	(17)%
Ending loans receivable, net	$25,542	$26,960	(5)%	$32,390	(21)%

One- to Four-Family

Loan performance detail ($MM)
Current	$12,559	$13,231	(5)%	$16,558	(24)%
30-89 days delinquent	386	368	5%	250	54%
90-179 days delinquent	229	192	19%	62	269%
Total 30-179 days delinquent	615	560	10%	312	97%
180+ days delinquent (net of $34M, $26M and $0 in charge-offs for Q308, Q208 and Q307, respectively)	248	180	38%	53	368%
Total delinquent loans	863	740	17%	365	136%
Gross loans receivable (15)	$13,422	$13,971	(4)%	$16,923	(21)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.88%	2.63%	0.25%	1.47%	1.41%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	3.55%	2.66%	0.89%	0.68%	2.87%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	6.43%	5.30%	1.13%	2.15%	4.28%
Total 30-179 days delinquent loans as a % of allowance for loan losses	491.74%	1073.97%	(582.23)%	3326.84%	(2835.10)%
Allowance for loan losses as a % of gross loans receivable	0.93%	0.37%	0.56%	0.06%	0.87%
Allowance for loan losses as a % of nonperforming loans	26.25%	14.03%	12.22%	8.11%	18.14%
Net charge-offs as a % of average loans receivable (annualized)	0.98%	0.91%	0.07%	0.01%	0.97%
Provision as a % of average loans receivable (annualized)	3.13%	1.21%	1.92%	0.15%	2.98%

Home Equity

Loan performance detail ($MM)
Current	$9,935	$10,454	(5)%	$12,262	(19)%
30-89 days delinquent	310	282	10%	253	23%
90-179 days delinquent	251	250	0%	117	115%
Total 30-179 days delinquent	561	532	5%	370	52%
180+ days delinquent (net of $15M, $15M and $0 in charge-offs for Q308, Q208 and Q307, respectively)	62	55	13%	34	82%
Total delinquent loans	623	587	6%	404	54%
Gross loans receivable (15)	$10,558	$11,041	(4)%	$12,666	(17)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.93%	2.56%	0.37%	1.99%	0.94%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	2.96%	2.76%	0.20%	1.19%	1.77%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	5.90%	5.32%	0.58%	3.19%	2.71%
Total 30-179 days delinquent loans as a % of allowance for loan losses	81.08%	97.46%	(16.37)%	211.28%	(130.20)%
Allowance for loan losses as a % of gross loans receivable	6.55%	4.95%	1.60%	1.38%	5.17%
Allowance for loan losses as a % of nonperforming loans	220.88%	179.32%	41.56%	115.69%	105.19%
Net charge-offs as a % of average loans receivable (annualized)	8.57%	7.18%	1.39%	1.46%	7.11%
Provision as a % of average loans receivable (annualized)	13.94%	9.14%	4.80%	5.45%	8.49%

Consumer and Other

Loan performance detail ($MM)
Current	$2,397	$2,553	(6)%	$2,985	(20)%
30-89 days delinquent	30	23	30%	17	76%
90-179 days delinquent	8	7	14%	7	14%
Total 30-179 days delinquent	38	30	27%	24	58%
180+ days delinquent	1	1	0%	1	0%
Total delinquent loans	39	31	26%	25	56%
Gross loans receivable (15)	$2,436	$2,584	(6)%	$3,010	(19)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	1.21%	0.88%	0.33%	0.63%	0.58%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	0.38%	0.30%	0.08%	0.25%	0.13%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	1.59%	1.18%	0.41%	0.88%	0.71%
Total 30-179 days delinquent loans as a % of allowance for loan losses	65.25%	79.58%	(14.32)%	102.53%	(37.28)%
Allowance for loan losses as a % of gross loans receivable	2.37%	1.45%	0.92%	0.82%	1.55%
Allowance for loan losses as a % of nonperforming loans	631.36%	482.78%	148.58%	332.30%	299.06%
Net charge-offs as a % of average loans receivable (annualized)	2.29%	2.01%	0.28%	0.92%	1.37%
Provision as a % of average loans receivable (annualized)	5.55%	2.57%	2.98%	1.25%	4.30%

Total Loans Receivable

Loan performance detail ($MM)
Current	$24,891	$26,238	(5)%	$31,805	(22)%
30-89 days delinquent	726	673	8%	520	40%
90-179 days delinquent	488	449	9%	186	162%
Total 30-179 days delinquent	1,214	1,122	8%	706	72%
180+ days delinquent	311	236	32%	88	253%
Total delinquent loans	1,525	1,358	12%	794	92%
Total gross loans receivable (15)	$26,416	$27,596	(4)%	$32,599	(19)%

Credit Quality and Reserve Metrics
Special mention loans (30-89 days delinquent) as a % of gross loans receivable	2.75%	2.44%	0.31%	1.60%	1.15%
Nonperforming loans (90+ days delinquent) as a % of gross loans receivable	3.02%	2.48%	0.54%	0.84%	2.18%
Total delinquent loans (30+ days delinquent) as a % of gross loans receivable	5.77%	4.92%	0.85%	2.44%	3.33%
Total 30-179 days delinquent loans as a % of allowance for loan losses	138.81%	176.49%	(37.68)%	338.04%	(199.23)%
Allowance for loan losses as a % of gross loans receivable	3.31%	2.30%	1.01%	0.64%	2.67%
Allowance for loan losses as a % of nonperforming loans	109.45%	92.95%	16.50%	76.24%	33.21%
Net charge-offs as a % of average loans receivable (annualized)	4.15%	3.53%	0.62%	0.66%	3.49%
Provision as a % of average loans receivable (annualized)	7.69%	4.52%	3.17%	2.31%	5.38%

ACTIVITY IN ALLOWANCE FOR LOAN LOSSES
	Three Months Ended September 30, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/08	$52,149	$546,338	$37,396	$635,883
Provision for loan losses	106,480	376,518	34,802	517,800
Charge-offs, net	(33,511)	(231,572)	(14,378)	(279,461)
Allowance for loan losses, ending 9/30/08	$125,118	$691,284	$57,820	$874,222

	Three Months Ended June 30, 2008
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 3/31/08	$41,403	$490,831	$33,674	$565,908
Provision for loan losses	42,917	259,185	17,019	319,121
Charge-offs, net	(32,171)	(203,678)	(13,297)	(249,146)
Allowance for loan losses, ending 6/30/08	$52,149	$546,338	$37,396	$635,883

	Three Months Ended September 30, 2007
	One- to Four- Family	Home Equity	Consumer and Other	Total
	(In thousands)
Allowance for loan losses, ending 6/30/07	$3,554	$50,090	$22,060	$75,704
Provision for loan losses	6,261	170,639	9,636	186,536
Charge-offs, net	(452)	(45,641)	(7,109)	(53,202)
Allowance for loan losses, ending 9/30/07	$9,363	$175,088	$24,587	$209,038

AVERAGE ENTERPRISE BALANCE SHEET DATA
	Three Months Ended
	September 30, 2008
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(16)	$26,928,190	$379,195	5.63%
Margin receivables	6,420,090	72,291	4.48%
Mortgage-backed and related available-for-sale securities	9,494,421	108,511	4.57%
Available-for-sale investment securities	131,332	2,140	6.52%
Trading securities	272,677	3,211	4.71%
Cash and cash equivalents(17)	2,630,478	17,850	2.70%
Stock borrow and other	741,127	14,531	7.80%
Total enterprise interest-earning assets	$46,618,315	597,729	5.12%
Enterprise interest-bearing liabilities:
Retail deposits	$26,151,874	136,148	2.07%
Brokered certificates of deposit	883,289	10,984	4.95%
Customer payables	4,368,391	7,444	0.68%
Repurchase agreements and other borrowings	7,581,472	71,648	3.70%
FHLB advances	4,166,643	50,062	4.70%
Stock loan and other	1,055,662	2,848	1.07%
Total enterprise interest-bearing liabilities	$44,207,331	279,134	2.49%
Enterprise net interest income/spread(6)		$318,595	2.63%

	Three Months Ended
	June 30, 2008
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(16)	$28,225,411	$402,103	5.70%
Margin receivables	6,809,407	75,382	4.45%
Mortgage-backed and related available-for-sale securities	8,643,520	98,587	4.56%
Available-for-sale investment securities	132,572	2,148	6.48%
Trading securities	528,495	9,151	6.93%
Cash and cash equivalents(17)	2,367,936	17,777	3.02%
Stock borrow and other	908,847	16,527	7.31%
Total enterprise interest-earning assets	$47,616,188	621,675	5.23%
Enterprise interest-bearing liabilities:
Retail deposits	$26,077,330	137,527	2.12%
Brokered certificates of deposit	1,132,630	14,184	5.04%
Customer payables	4,561,706	7,949	0.70%
Repurchase agreements and other borrowings	7,474,092	68,630	3.63%
FHLB advances	4,629,974	51,609	4.41%
Stock loan and other	1,143,405	3,254	1.14%
Total enterprise interest-bearing liabilities	$45,019,137	283,153	2.51%
Enterprise net interest income/spread(6)		$338,522	2.72%

	Three Months Ended
	September 30, 2007
	Average	Operating Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Enterprise interest-earning assets:	(In thousands)
Loans, net(16)	$32,445,828	$528,193	6.51%
Margin receivables	7,348,376	133,791	7.22%
Mortgage-backed and related available-for-sale securities	12,811,113	169,603	5.30%
Available-for-sale investment securities	4,667,136	77,187	6.62%
Trading securities	118,195	3,052	10.33%
Cash and cash equivalents(17)	591,227	6,260	4.20%
Stock borrow and other	1,042,589	19,849	7.55%
Total enterprise interest-earning assets	$59,024,464	937,935	6.35%
Enterprise interest-bearing liabilities:
Retail deposits	$27,764,658	216,426	3.09%
Brokered certificates of deposit	418,123	5,154	4.89%
Customer payables	5,764,590	17,893	1.23%
Repurchase agreements and other borrowings	12,582,907	165,925	5.16%
FHLB advances	8,650,546	115,531	5.23%
Stock loan and other	1,048,037	6,517	2.47%
Total enterprise interest-bearing liabilities	$56,228,861	527,446	3.70%
Enterprise net interest income/spread(6)		$410,489	2.65%

Reconciliation from Enterprise Net Interest Income to Net Operating Interest Income
	Three Months Ended
	September 30,	June 30,	September 30,
	2008	2008	2007
	(In thousands)
Enterprise net interest income	$318,595	$338,522	$410,489
Taxable equivalent interest adjustment(18)	(1,526)	(3,205)	(8,523)
Customer cash held by third parties and other(19)	7,705	7,447	9,476
Net operating interest income	$324,774	$342,764	$411,442

Mortgage Loan Portfolio(20)

One- to Four-Family Mortgage Loan Distribution
Unpaid principal balances at September 30, 2008 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$4,014	$709	$525	$329	$198	$3	$5,778
70%-80%	4,762	1,052	808	444	203	5	7,274
80%-90%	79	28	25	22	11	-	165
>90%	76	26	26	15	17	-	160
Total	$8,931	$1,815	$1,384	$810	$429	$8	$13,377

One- to Four-Family 30+ Days Delinquent Loan Distribution
September 30, 2008 ($MM)

	FICO
LTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$83	$34	$38	$28	$20	$1	$204
70%-80%	266	118	105	69	40	-	598
80%-90%	11	7	7	7	3	-	35
>90%	9	3	4	4	6	-	26
Total	$369	$162	$154	$108	$69	$1	$863

Home Equity Loan Distribution
Unpaid principal balances at September 30, 2008 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$2,243	$379	$306	$135	$105	$10	$3,178
70%-80%	1,099	309	264	104	91	2	1,869
80%-90%	1,828	631	586	239	173	1	3,458
>90%	1,001	343	289	151	93	-	1,877
Total	$6,171	$1,662	$1,445	$629	$462	$13	$10,382

Home Equity 30+ Days Delinquent Loan Distribution
September 30, 2008 ($MM)

	FICO
CLTV	>=720	719-700	699-680	679-660	659-620	<620	Total
<70%	$20	$8	$12	$5	$7	$1	$53
70%-80%	27	16	19	10	13	-	85
80%-90%	95	58	59	29	30	-	271
>90%	86	44	41	27	16	-	214
Total	$228	$126	$131	$71	$66	$1	$623
INVESTMENT SECURITIES PORTFOLIO

Book value at September 30, 2008 ($MM)
	AAA	AA	A	BBB	Below Investment Grade and Non-Rated	Total
Mortgage-backed securities backed by U.S. Government
sponsored and federal agencies	$9,068	$-	$-	$-	$-	$9,068
Collateralized mortgage obligations and other	739	113	33	21	101	1,007
Municipal bonds, corporate bonds and FHLB stock	237	61	34	-	-	332
Total	$10,044	$174	$67	$21	$101	$10,407

SUPPLEMENTAL INFORMATION

Explanation of Non-GAAP Measures and Certain Metrics

Management believes that free cash, EBITDA, interest coverage, enterprise net interest income and enterprise interest-earning assets are appropriate measures for evaluating the operating and liquidity performance of the Company. Management believes that the elimination of certain items from the related GAAP measures is helpful to investors and analysts who may wish to use some or all of this information to analyze our current performance, prospects and valuation. Management uses non-GAAP information internally to evaluate our operating performance and in formulating our budget for future periods.

Discontinued Operations and Reporting Changes

Beginning in the second quarter of 2008, the Company re-classified the Consolidated Statement of Income (Loss) to reflect the Canadian brokerage business and lending business as discontinued operations. Additionally, the Company re-defined “Total net revenue” by separately stating “Provision for loan losses” as its own line item and reclassified SFAS 133 hedge ineffectiveness from “Other operating expenses” to the “Gain (loss) on loans and securities, net” line item. The Company has re-presented the income statement for the past two years on its Investor Relations website.

Free Cash

Free cash represents cash held at the Company and its non-Bank and non-Brokerage subsidiaries, less discretionary reserves, plus excess capital at Bank and Brokerage after application of regulatory capital requirements and the Company’s own regulatory capital guidelines. The Company believes that free cash is a useful measure of the Company’s liquidity as it excludes cash reflected on the balance sheet that may not be freely available to the Company.

EBITDA

EBITDA represents net income from continuing operations before corporate interest expense, taxes and depreciation and amortization. Management believes that EBITDA provides a useful additional measure of our performance by excluding certain non-cash charges and expenses that are not directly related to the performance of our business.

Interest Coverage

Interest coverage represents EBITDA divided by corporate interest expense. Management believes that by excluding the charges and expenses that are excluded from EBITDA, interest coverage provides a useful additional measure of our ability to continue to meet our interest obligations and our liquidity.

Bank Earnings Before Taxes and Before Credit Losses

Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company ("ETBH" or “Bank”) before discontinued operations, loss on securities, net and provision for loan losses. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital.

Enterprise Net Interest Income

Enterprise net interest income is taxable equivalent basis net operating interest income excluding corporate interest income and corporate interest expense, stock conduit interest income and expense and interest earned on customer cash held by third parties. Management believes this non-GAAP measure is useful to investors and analysts as it is a measure of the net operating interest income generated by our core operations.

Enterprise Interest-Earning Assets

Enterprise interest-earning assets consists of the primary interest-earning assets of the Company and includes: loans receivable, mortgage-backed and available-for-sale securities, margin receivables, stock borrow balances, and cash required to be segregated under regulatory guidelines that earn interest for the Company. Management believes that this non-GAAP measure is useful to investors and analysts as it is a measure of the primary assets from which the Company generates net operating interest income.

It is important to note these metrics and other non-GAAP measures may involve judgment by management and should be considered in addition to, not as a substitute for, or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP. For complete information on the items excluded from these non-GAAP measures, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Amounts reported reflect the impact of a technical correction to the terms of the purchase of preferred shares of E*TRADE Bank by E*TRADE Financial Corporation, the effect of which was to qualify a contribution of $250 million as Tier 1 Capital, which otherwise would have qualified only as risk-based capital. The contribution was effected on September 29 and the technical correction was effected on October 3. Prior to the technical correction on October 3, the September 30, 2008 Tier 1 Capital Ratio was 5.79% and Excess Tier 1 Capital based on the OTS well-capitalized limit was $359 million.

(2) Because the Company reported a net loss for the second and third quarters of 2008 and third quarter of 2007, the calculation of diluted net loss per share does not include common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

(3) Reflects elimination of transactions between Retail and Institutional segments, which includes deposit and customer payable transfer pricing, servicing and order flow rebates.

(4) Amounts and percentages may not calculate due to rounding.

(5) Operating margin is the percentage of net revenue that results in income (loss) before other income (expense), income taxes and discontinued operations. The percentage is calculated by dividing income (loss) before other income (expense), income taxes and discontinued operations by total net revenue.

(6) Enterprise net interest spread is the taxable equivalent rate earned on average enterprise interest-earning assets less the rate paid on average enterprise interest-bearing liabilities, excluding corporate interest-earning assets and liabilities, stock conduit and customer cash held by third parties.

(7) Bank earnings before taxes and before credit losses represents the pre-tax earnings of E*TRADE Bank Holding Company (“ETBH” or “Bank”) before discontinued operations, loss on securities, net and provision for loan losses. This metric shows the amount of earnings that the Bank, after accruing for the interest expense on its trust preferred securities, generates each quarter prior to credit related losses, primarily provision and loss on securities. Management believes this non-GAAP measure is useful to investors and analysts as it is an indicator of the level of credit related losses the Bank can absorb without causing a decline in E*TRADE Bank’s excess risk-based capital(a). Below is a reconciliation of Bank earnings before taxes and before credit losses from Loss before income taxes and discontinued operations:

	Q3 2008	Q2 2008	Q3 2007
Loss before income taxes and discontinued operations	$(501,591)	$(182,411)	$(97,038)
Add back:
Non-bank (income) loss before tax and discontinued operations(b)	12,445	51,736	(63,174)
Provision for loan losses	517,800	319,121	186,536
Loss on securities, net(c)	159,799	15,422	198,723

Bank earnings before taxes and before credit losses	$188,453	$203,868	$225,047

(a) Excess risk-based capital is the excess capital that E*TRADE Bank has compared to the regulatory minimum well-capitalized threshold.

(b) Non-bank (income) loss represents all of the Company’s subsidiaries including Corporate and Brokerage, but excluding the Bank.

(c) Loss on securities, net is included in the Loss on loans and securities, net line item on the consolidated statement of income (loss).

(8) Target segment accounts are accounts held by customers with over $50,000 in assets and/or generating 30 or more trades per quarter.

(9) Other retail accounts are accounts that (a) were opened less than 90 days prior to the end of the relevant quarter; (b) only include a lending relationship; or (c) that otherwise do not meet the definition of a target segment account.

(10) Net new customers from discontinued operations and other consists of customers related to our discontinued operations and the impact of an improvement in our customer identification methodology implemented during the second quarter of 2008. End of period total customers declined during Q208 as a result of these two items.

(11) Beginning in Q208, products per customer increased due to the impact of customers related to our discontinued operations and an improvement in our customer identification methodology implemented during the second quarter of 2008.

(12) Excludes customer payables (cash) from discontinued operations.

(13) Net new customer assets are total inflows to all new and existing customer accounts less total outflows from all closed and existing customer accounts. In Q208, net new customer assets from discontinued operations and other consists of the asset outflow related to the sale of Retirement Advisors of America.

(14) Q308 estimate.

(15) Includes unpaid principal balances and premiums (discounts).

(16) Excludes loans to customers on margin.

(17) Includes segregated cash balances.

(18) Gross-up for tax-exempt securities.

(19) Includes interest earned on average customer assets of $3.3 billion, $3.4 billion and $4.1 billion for the quarters ended September 30, 2008, June 30, 2008 and September 30, 2007, respectively, held by parties outside E*TRADE FINANCIAL, including third party money market funds and sweep deposit accounts at unaffiliated financial institutions.

(20) LTV/CLTV data is based on LTV/CLTV ratios at the time of loan origination, and has not been updated to reflect changes in property values since that time. CLTV calculations for home equity lines of credit are based on drawn balances. FICO score is based on FICO scores at the time of loan origination, and has not been updated to reflect changes in credit scores since that time.

CONTACT:
E*TRADE FINANCIAL Media Relations Contact
Pam Erickson, 617-296-6080
pam.erickson@etrade.com
or
E*TRADE FINANCIAL Investor Relations Contact
Robert Simmons, 646-521-4406
robert.simmons@etrade.com